Exhibit 10.2

SECOND AMENDMENT TO
SYSTEM1, INC.
2024 STOCK APPRECIATION RIGHTS PLAN

THIS SECOND AMENDMENT (this “Second Amendment”) to the System1, Inc. 2024 Stock Appreciation Rights Plan is made and adopted by the Board of Directors (the “Board”) of System1, Inc., a Delaware corporation (the “Company”), on May 5, 2025, and effective as of June 10, 2025, the date of the Company’s 2025 annual meeting of stockholders (provided that it is approved by the Company’s stockholders at such meeting) (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the System1, Inc. 2024 Stock Appreciation Rights Plan, as amended (as amended, the “Plan”);

WHEREAS, pursuant to Section 4(d) of the Plan, the Board has the authority to amend the Plan from time to time, including to adjust or modify any Adjusted EBITDA dollar threshold set forth thereunder, subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein; provided, that this Second Amendment shall apply only to (i) Awards that are outstanding as of the Effective Date and held by Participants who are current Service Providers as of the Effective Date and (ii) Awards that are granted under the Plan following the Effective Date.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.Section 3(e)(i) of the Plan is hereby deleted and replaced in its entirety with the following:

“i. General. Each Award of Stock Appreciation Rights granted under the Plan shall vest and become exercisable as follows, subject to and conditioned upon the applicable Participant’s continued status as a Service Provider through the applicable Vesting Date (as defined below):

1.Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche I SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $50,000,000;

2.Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche II SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $55,000,000;

3.Twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche III SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $60,000,000; and

4.The remaining twenty-five percent (25%) of the Stock Appreciation Rights subject to the Award (the “Tranche IV SARs”) shall vest if the Company’s Adjusted EBITDA for any trailing twelve (12)-month period concluding on or after the applicable date of grant equals or exceeds $65,000,000.”

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Exhibit 10.2

2.This Second Amendment shall apply only to (i) Awards that are outstanding as of the Effective Date and held by Participants who are current Service Providers as of the Effective Date and (ii) Awards that are granted under the Plan following the Effective Date.

3.This Second Amendment shall be and is hereby incorporated into and forms a part of the Plan.

4.Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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